UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2009

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POWER SPORTS FACTORY, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	000-25385	41-1853993
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Walnut Street Philadelphia Pennsylvania 19106

(Address of Principal Executive Office) (Zip Code)

(267) 546-9073

(Registrant’s telephone number, including area code)

6950 Central Highway, Pennsauken, NJ 08109

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales Of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts
15-Oct-09	400,000 shares of common stock.	Preferred Stock Conversion	NA	$0/NA
23-Oct-09	600,000 shares of common stock.	Private Investor	NA	$30,000/NA
23-Oct-09	714,516 shares of common stock.	Private Investor	NA	$35,725/NA
23-Oct-09	170,000 shares of common stock.	Consultant	NA	$12,070/NA
23-Oct-09	330,000 shares of common stock.	Consultant	NA	$23,430/NA
28-Oct-09	500,000 shares of common stock.	Investor	NA	$25,000/NA
28-Oct-09	500,000 shares of common stock.	Investor	NA	$25,000/NA
28-Oct-09	1,772,284 shares of common stock.	Investor	NA	$88,618/NA
28-Oct-09	250,000 shares of common stock.	Secured Lender	NA	$18,750/NA
3-Nov-09	60,000 shares of common stock	Preferred Stock Conversion	NA	$5,400/NA
6-Nov-09	425,000 shares of common stock.	Consultant	NA	$36,125/NA
12-Nov-09	7,395,761 shares of common stock.	Manufacturing Partner	NA	$376,698/NA
30-Nov-09	7,800,000 shares of common stock.	Manufacturing Partner	NA	$624,000/NA
12-Dec-09	100,000 shares of common stock.	Bike Sharing Consultants	NA	$7,200/NA
12-Dec-09	1,118,600 shares of common stock.	Private Investor	NA	$55,950/NA
22-Dec-09	1,691,083 shares of common stock.	Loan Payable/AP conversion	NA	$101,465/NA
30-Dec-09	200,000 shares of common stock.	Account Payable Conversion	NA	$12,000/NA
30-Dec-09	82,844 shares of common stock.	Account Payable Conversion	NA	$165,688/NA

(1)

The issuances to suppliers, lenders, consultants, investors and employees are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D or Rule 701 promulgated by the SEC under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POWER SPORTS FACTORY, INC.

By:	/s/ SHAWN LANDGRAF
Shawn Landgraf Chief Executive Officer

Date: February 8, 2010

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